Exhibit 99.1

FOR IMMEDIATE RELEASE
January 31, 2018

Owens & Minor Previews 2017 Preliminary Financial Results

•	Owens & Minor revises expectations for 2017 earnings and revenues

•	OMI’s Board approves 1% increase in the first quarter 2018 dividend

Richmond, Va. - BUSINESS WIRE -January 31, 2018- Owens & Minor, Inc. (NYSE-OMI) today released preliminary financial results for 2017, which reflect the impact of a challenging operating environment, as well as the estimated benefit from new tax legislation. Owens & Minor expects that net income per diluted share will be in a range $1.17 to $1.20 for the year ended December 31, 2017. The company estimates that non-GAAP adjusted net income per diluted share for the period will be in a range of $1.58 to $1.61, excluding an estimated benefit of $0.55 to $0.60 from recently enacted tax reform legislation. The company also believes that annual revenues will be in a range of $9.20 billion to $9.32 billion. The company’s prior 2017 outlook for non-GAAP adjusted net income per diluted share was a range of $1.75 to $1.85, which did not reflect a benefit from recently enacted tax reform legislation.

While the company remains focused on executing the transformation strategy it launched in 2017, a number of factors continue to affect overall performance. Performance during the fourth quarter of 2017 was affected by increased price and margin compression, longer than expected sales cycles for the company’s fee-for-service businesses, and, more recently, product supply issues with certain larger manufacturers. In the Domestic Segment, price and margin compression affected revenue and gross margin results, which were only partially offset by transformation and expense reduction initiatives. In addition, during the fourth quarter, the Domestic Segment incurred higher than expected healthcare costs and LIFO expense. The International Segment lagged expectations mainly due to softer than expected fee-for-service revenues, increased costs to onboard new customers, and a lag in implementing cost reduction activities. Additionally, in the Proprietary Products Segment, lower revenues and inventory write-offs negatively impacted the results. Somewhat offsetting these results, were solid fourth quarter contributions from Byram Healthcare, which was acquired in August of 2017.
“We are disappointed with our results for 2017 and the fourth quarter,” said P. Cody Phipps, chairman, president & chief executive officer of Owens & Minor. “We remain focused on executing our strategy to position Owens & Minor for profitable growth, and we have already identified actions that we believe will enable us to address the 2017 underperformance. The business transformation we launched in 2017 is providing ongoing positive results, but headwinds in our business and changes in the competitive environment are outpacing gains from our transformation initiatives. Equally important is the strategic repositioning of the company with last year’s Byram Healthcare acquisition and the pending Halyard Healthcare S&IP acquisition, which represent necessary and significant moves to strengthen and diversify our business model. I’m pleased with the performance of our Byram Healthcare business, and we expect to see solid results in 2018. The pre-closing activities associated with the Halyard Health S&IP acquisition are proceeding as planned, and we now expect the acquisition to close on or about April 1, 2018.”

Owens & Minor Board Approves First Quarter 2018 Dividend Payment
The company also announced that the Board of Directors approved a first quarter 2018 dividend of $0.26 per share. This represents a 1% increase over the prior period and marks the twentieth year in a row of dividend increases. Owens & Minor has paid dividends continuously since becoming a public company in 1971. The dividend is payable on March 30, 2018, to shareholders of record on March 15, 2018.

Investor Conference Call & Supplemental Material for 2017 Financial Results
The company plans to release its fourth quarter and full year 2017 financial results on February 14, 2018, before the market opens. Company executives will host a conference call, which will also be webcast, to discuss the results that same morning on Wednesday, February 14, at 8:30 a.m. EST. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. A replay of the call will be available for one week by dialing 855-859-2056. The access code for the conference call, international dial-in and replay is #4198177. Webcast: A listen-only webcast of the call, along with supplemental information, will be available on www.owens-minor.com under “Investor Relations.”

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its 2017 preliminary financial results, the impact of tax reform legislation, the transformation of its business, its liquidity and capital resources, the Company’s ability to complete the transaction with Halyard referenced herein and any projections of earnings, revenues or other financial or operational items related to the transaction or Halyard S&IP business following the closing of the transaction, and other non-historical statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements.  Investors should refer to our annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain other known risk factors that could cause our actual results to differ materially from our current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, we can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, caution investors not to place undue reliance on them. We specifically disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Our financial statements for the year ended December 31, 2017, are not finalized until they are filed in our Annual Report on Form 10-k for the year ended December 31, 2017. We are required to consider all available information through the finalization of our financial statements and the possible impact of such information on our financial condition and results of operations for the reporting period, including the impact of such information on the complex and subjective judgments and estimates we made in preparing certain of the preliminary information included in this press release. Subsequent information or events may lead to material differences between the preliminary results of operations described in this press release and the results of operations that will be described in our subsequent earnings release and between such subsequent earnings release and the results of operations described in our Annual Report on Form 10-k for the year ended December 31, 2017. Those differences may be adverse. Readers should consider this possibility in reviewing the earnings information in this press release.

Owens & Minor uses its web site, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

Although the company does provide guidance for adjusted earnings per share (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for the company to forecast without unreasonable efforts. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance is provided. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the company’s filings with the Securities and Exchange Commission (the “SEC”).

Included is a reconciliation of the differences between the non-GAAP financial measures presented in this news release and their most directly comparable GAAP financial measures.

About Owens & Minor, Inc.
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company dedicated to Connecting the World of Medical Products to the Point of CareSM by providing vital supply chain services to healthcare providers and manufacturers of healthcare products. Owens & Minor provides logistics services across the spectrum of medical products from disposable medical supplies to devices and implants. With logistics platforms strategically located in the United States and Europe, Owens & Minor serves markets where three quarters of global healthcare spending occurs. Owens & Minor’s customers span the healthcare market from independent hospitals to large integrated healthcare networks, as well as group purchasing organizations, healthcare products manufacturers, the federal government, and healthcare patients at home through its Byram Healthcare subsidiary. A FORTUNE 500 company, Owens & Minor is headquartered in Richmond, Virginia, and has annualized revenues exceeding $9 billion. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACTS:
Truitt Allcott, Director, Investor & Media Relations, 804-723-7555, truitt.allcott@owens-minor.com
Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, chuck.graves@owens-minor.com

SOURCE: Owens & Minor

GAAP/Non-GAAP Reconciliation
The following table provides a reconciliation of estimated net income per diluted common share to non-GAAP adjusted net income per diluted share used by management:

	Estimated range for the year ended December 31, 2017

Net income per diluted common share, as reported (GAAP)	$1.17	$1.20
Acquisition-related intangible amortization (1)	0.18	0.18
Acquisition-related and exit and realignment charges (2)	0.64	0.67
Other (3)	0.14	0.16
Tax reform impact (4)	(0.55)	(0.60)
Net income per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$1.58	$1.61
Use of Non-GAAP Measures
Adjusted net income per diluted share is an alternative view of performance used by management, and we believe that investors' understanding of our performance is enhanced by disclosing this performance measure. In general, the measure excludes items and charges that (i) management does not believe reflect our core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses this non-GAAP financial measure internally to evaluate our performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
Management provides this non-GAAP financial measure to investors as a supplemental metric to assist readers in assessing the effects of items and events on our financial and operating results and in comparing our performance to that of our competitors. However, the non-GAAP financial measure used by us may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by us should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
The following items have been excluded in our non-GAAP financial measures:
(1) Acquisition-related intangible amortization includes amortization of certain intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) Acquisition-related and exit and realignment charges include transaction and transition costs associated with the acquisition of Byram and the upcoming Halyard S&IP transaction and severance from reduction in force and other employee costs associated with the establishment of our new client engagement centers, and the write-down of information system assets which are no longer used and other IT restructuring charges.
(3) Includes software as a service (SaaS) implementation costs associated with the upgrading of our global IT platforms in connection with the redesign of our global information system strategy.
(4) Includes a recognized income tax benefit associated with the estimated benefits under the Tax Cuts and Jobs Act.